UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                October 28, 2004

                                    814-00201
                            (Commission File Number)

                                MVC CAPITAL, INC.
                                  (THE "FUND")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943346760
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                              RIVERVIEW AT PURCHASE
                                287 BOWMAN AVENUE
                                    3RD FLOOR
                               PURCHASE, NY 10577
              (Address of registrant's principal executive office)

                                  212-687-8080
                         (Registrant's telephone number)
                     ---------------------------------------

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

/ / Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information provided in Item 2.03 below is incorporated herein by reference.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 28, 2004, MVC Capital, Inc. (the "FUND") entered into a new one-year, $20 million revolving credit facility (the "CREDIT FACILITY") with LaSalle Bank National Association (the "BANK"). On October 28, 2004, the Fund borrowed $10 million under the Credit Facility. The proceeds from borrowings made under the Credit Facility are expected to be used for general corporate purposes. The Credit Facility will expire on October 31, 2005, at which time all outstanding amounts under the Credit Facility will be due and payable.

Borrowings under the Credit Facility will bear interest, at the Fund's option, at either a fixed rate equal to the LIBOR rate (for one, two, three or six months), plus a spread of 1.00% per annum, or at a floating rate equal to the Bank's prime rate in effect from time to time, minus a spread of 1.00% per annum.

Borrowings under the Credit Facility will be subject to certain minimum collateral value requirements based on the types of collateral pledged by the Fund to the Bank, using the following designated collateral values - 100% of all pledged cash and cash equivalents; 95% of the current market value of all pledged U.S. Treasury Securities with maturities of six months or less; and 90% of the current market value of all pledged U.S. Treasury Securities with maturities of greater than six months and less than five years. If at any time the total outstanding amount of borrowings under the Credit Facility exceeds the total designated collateral value of all such pledged collateral, the Fund must repay a sufficient amount of the borrowings and/or pledge sufficient additional collateral so that the total outstanding amount of borrowings is equal to or less than the designated collateral value of all such pledged collateral.

The Credit Facility contains customary representations and warranties and affirmative and negative covenants. The Credit Facility contains customary events of default, including (without limitation): nonpayment of principal, interest, fees or other amounts after a stated grace period; inaccuracy of material representations and warranties; violations of covenants, subject in certain cases to stated cure periods; certain bankruptcies and liquidations; and attachment or seizures of a material part of the Fund's assets that are not stayed or dismissed within a stated cure period.

If an event of default occurs and is continuing, the Fund may be required to repay all amounts outstanding under the Credit Facility.

The Fund has also entered into a non-exclusive custody agreement with the Bank with respect to the collateral pledged to secure the Credit Facility, for which the Bank will receive customary compensation and reimbursement of expenses.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MVC CAPITAL, INC.


By: /s/ Michael Tokarz
    ----------------------
    Michael Tokarz
    Chairman





Dated:  October 29, 2004